Black Diamond Reports Third Quarter 2011 Results

Sales Up 24% to $42.0 Million Drives Adjusted Net Income Before Non-Cash Items of $0.18 per Diluted Share

SALT LAKE CITY, Utah – (October 31, 2011) – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”), a global leading provider of outdoor recreation equipment and active lifestyle products, reported financial results for the third quarter ended September 30, 2011.

Third Quarter Financial Highlights

▪	Sales increased 24% to $42.0 million;

▪	Net income totaled $1.0 million or $0.05 per diluted share;

▪	Adjusted net income before non-cash items totaled $4.0 million or $0.18 per diluted share; and

▪	Adjusted EBITDA totaled $5.2 million.

Third Quarter 2011 Financial Results

Total sales in the third quarter of 2011 increased 24% to $42.0 million, compared to $33.9 million in the third quarter of 2010. The growth in sales was attributable to the release of a number of innovative products, as well as consistent execution in the sales and marketing efforts of existing products.

Gross margin in the third quarter of 2011 increased to 38.1%, compared to an adjusted gross margin of 37.4% in the year-ago quarter. The 0.7% increase in gross margin was primarily due to a shift in mix toward higher margin products.

Net income in the third quarter of 2011 was $1.0 million or $0.05 per diluted share, compared to a net loss of $3.3 million or $(0.15) per diluted share in the year-ago quarter. Net income in the third quarter of 2011 included $2.8 million of non-cash items and a $0.2 million restructuring charge related to termination costs of a leased facility formerly occupied by Gregory Mountain Products. Excluding these items, adjusted net income before non-cash items in the third quarter of 2011 was $4.0 million or $0.18 per diluted share. See the reconciliation from net income to net income before non-cash items, adjusted net income before non-cash items and related earnings per diluted share table below for a comparison to the year-ago quarter.

Adjusted EBITDA (earnings before interest, taxes, other income, depreciation, amortization, non-cash equity compensation and restructuring charges) in the third quarter of 2011 was $5.2 million, compared to $3.8 million in the same year-ago quarter. Adjusted EBITDA in the third quarter of 2011 excluded $0.6 million of non-cash equity compensation and $0.2 million of restructuring charges from EBITDA. See the reconciliation from net income to EBITDA and adjusted EBITDA table below for a comparison to the year-ago quarter.

At September 30, 2011, cash and cash equivalents totaled $1.7 million, compared to $2.8 million at December 31, 2010. Total long-term debt including the current portion of long-term debt was $40.5 million at September 30, 2011, which included $24.9 million outstanding on the Company’s $35 million line of credit – which level of usage of our line of credit is primarily driven by seasonality and working capital needs, a carrying value of $14.8 million on the Company’s 5% subordinated notes, as well as $0.8 million in other debt. The face value of the 5% subordinated notes is $22.6 million.

Stockholders’ equity was $167.8 million or $7.70 per share based on 21.8 million shares of common stock outstanding as of September 30, 2011.

Management Commentary

“We believe that the global appeal of our Black Diamond brands continued to broaden in the third quarter, as reflected in our healthy double-digit sales growth,” said Peter Metcalf, president and CEO of Black Diamond. “In fact, we achieved growth throughout nearly all of our primary categories, and met or exceeded our sales goals in all parts of the world. We attribute these results not only to the ascension of our brand in the eyes of the consumer, but also to the proactive steps we’ve taken to invest in our operational platform and our disciplined focus on product development. One of these more recent steps includes bringing on some fantastic talent to support our expected entry into technical apparel.”

“Looking towards the remainder of 2011 and beyond,” continued Metcalf, “we expect to remain steadfast in our plans to invest in the people and products that are driving this momentum in the Black Diamond brands. We’ll also remain mindful of the importance of investing in our key growth initiatives and being thoughtfully opportunistic with our acquisition strategy. We believe that we remain well on track for the anticipated fall 2013 launch of our new technical apparel line, which we expect to advance Black Diamond as one of the world’s most respected and leading active outdoor equipment and lifestyle companies.”

Net Operating Loss (NOL)

The Company estimates that it has available net operating loss carryforwards (“NOL”) for U.S. federal income tax purposes of approximately $225.8 million, after application of the limitation under Section 382 of the Internal Revenue Code, as amended (the “Code”). The Company’s common stock is subject to a Rights Agreement dated February 7, 2008, intended to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Code. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guaranty, however, that the Rights Agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

Black Diamond will host a conference call today at 5:00 p.m. Eastern Time to discuss its third quarter 2011 results. Black Diamond’s President and CEO Peter Metcalf and CFO Robert Peay will host the conference call, followed by a question and answer period.

Please call the conference telephone number below 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

Date: Monday, October 31, 2011

Time: 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)
Dial-In Number: 1-877-941-2068
International: 1-480-629-9712
Conference ID#: 4478444

The conference call will also be broadcast live and available for replay at http://viavid.net/dce.aspx?sid=00008DE4 and on the Company's website at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern Time on the same day as the call and until November 14, 2011.

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin #: 4478444

About Black Diamond, Inc.

Black Diamond, Inc. is a global leader in the design, manufacturing and marketing of innovative active outdoor performance products for climbing, mountaineering, backpacking, skiing and other active outdoor recreation activities for a wide range of year-round use. The Company's principal brands, Black Diamond® and Gregory™, are iconic in the active outdoor industry and linked intrinsically with the modern history of these sports. Black Diamond is synonymous with performance, innovation, durability and safety that the climbing, mountaineering, skiing and backpacking communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, the Company's products are created and tested on some of the best alpine peaks, crags and trails in the world. These close connections to the Black Diamond lifestyle enhance the authenticity of the Company's brands, inspire product innovation and strengthen customer loyalty. The Company's products are sold by leading specialty retailers in the U.S. and 40 countries around the world. For additional information, please visit the Company's websites at www.blackdiamond-inc.com, www.blackdiamondequipment.com, or www.gregorypacks.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The earnings press release contains the non-GAAP measures: (i) combined and pro forma sales, (ii) combined, combined adjusted, and pro forma adjusted gross profit and gross margin, (iii) net income before non-cash items and related earnings per diluted share, and adjusted net income before non-cash items and related earnings per diluted share, and (iv) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”) and adjusted EBITDA. The Company also believes that presentation of certain non-GAAP measures, i.e.: (i) combined and pro forma sales, (ii) combined, combined adjusted, and pro forma adjusted gross profit and gross margin, (iii) net income before non-cash items and related earnings per diluted share, and adjusted net income before non-cash items and related earnings per diluted share, and (iv) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures by other publicly traded companies.

Forward-Looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy; the Company's ability to successfully integrate and grow acquisitions; the Company's ability to maintain the strength and security of its information technology systems; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this release are based upon information available to the Company as of the date of this release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (in thousands, except per share amounts)

	September 30, 2011	December 31, 2010
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$1,677	$2,767
Accounts receivable, less allowance for doubtful accounts of $442 and $353, respectively	28,435	20,293
Inventories	45,178	34,942
Prepaid and other current assets	2,827	2,527
Income tax receivable	297	376
Deferred income taxes	1,698	1,698
Total Current Assets	80,112	62,603

Property and equipment, net	14,731	14,740
Definite lived intangible assets, net	16,441	17,439
Indefinite lived intangible assets	32,650	32,650
Goodwill	38,226	38,226
Deferred income taxes	45,350	45,957
Other long-term assets	1,055	1,064
TOTAL ASSETS	$228,565	$212,679

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued liabilities	$19,429	$19,208
Current portion of long-term debt	705	308
Total Current Liabilities	20,134	19,516

Long-term debt	39,768	29,456
Other long-term liabilities	832	785
TOTAL LIABILITIES	60,734	49,757

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized; 21,839 and 21,814 issued and 21,764 and 21,739 outstanding	2	2
Additional paid in capital	402,129	399,475
Accumulated deficit	(236,814)	(238,178)
Treasury stock, at cost	(2)	(2)
Accumulated other comprehensive income	2,516	1,625
TOTAL STOCKHOLDERS' EQUITY	167,831	162,922
TOTAL LIABILITIES AND EQUITY	$228,565	$212,679

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	THREE MONTHS ENDED
	September 30, 2011	September 30, 2010

Sales
Domestic sales	$15,868	$14,056
International sales	26,172	19,890
Total sales	42,040	33,946

Cost of goods sold	26,043	24,411
Gross profit	15,997	9,535

Operating expenses
Selling, general and administrative	12,824	10,764
Restructuring charge	219	772
Merger and integration	-	88
Transaction costs	-	313

Total operating expenses	13,043	11,937

Operating income (loss)	2,954	(2,402)

Other (expense) income
Interest expense	(720)	(644)
Interest income	5	6
Other, net	(702)	(1,586)

Total other expense, net	(1,417)	(2,224)

Income (loss) before income tax	1,537	(4,626)
Income tax provision (benefit)	530	(1,332)
Net income (loss)	$1,007	$(3,294)

Earnings (loss) per share:
Basic	$0.05	$(0.15)
Diluted	0.05	(0.15)

Weighted average shares oustanding:
Basic	21,855	21,731
Diluted	22,101	21,731

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	NINE MONTHS	NINE MONTHS	FIVE MONTHS	NINE MONTHS
	ENDED	ENDED	ENDED	ENDED
			Predecessor
	Consolidated		Company	Combined
	September 30, 2011	September 30, 2010	May 28, 2010	September 30, 2010

Sales
Domestic sales	$44,670	$18,092	$15,751	$33,843
International sales	64,766	23,598	19,192	42,790
Total sales	109,436	41,690	34,943	76,633

Cost of goods sold	67,333	30,347	21,165	51,512
Gross profit	42,103	11,343	13,778	25,121

Operating expenses
Selling, general and administrative	37,084	18,963	12,138	31,101
Restructuring charge	993	2,149	-	2,149
Merger and integration	-	868	-	868
Transaction costs	-	5,075	-	5,075

Total operating expenses	38,077	27,055	12,138	39,193

Operating income (loss)	4,026	(15,712)	1,640	(14,072)

Other (expense) income
Interest expense	(2,157)	(980)	(165)	(1,145)
Interest income	31	45	3	48
Other, net	145	(1,474)	1,803	329

Total other (expense) income, net	(1,981)	(2,409)	1,641	(768)

Income (loss) before income tax	2,045	(18,121)	3,281	(14,840)
Income tax provision (benefit)	681	(69,765)	966	(68,799)
Net income	$1,364	$51,644	$2,315	$53,959

Earnings per share:
Basic	$0.06	$2.71
Diluted	0.06	2.67

Weighted average shares oustanding:
Basic	21,841	19,092
Diluted	22,033	19,339

BLACK DIAMOND, INC.
RECONCILIATION FROM SALES TO PRO FORMA SALES
(in thousands)

THREE MONTHS ENDED

	September 30, 2011		September 30, 2010

Sales as reported	$42,040	Sales as reported	$33,946

Sales growth	23.8%

NINE MONTHS ENDED

	September 30, 2011		September 30, 2010

		Sales as reported	$41,690
		Sales for Predecessor Company five months ended May 28, 2010	34,943
		Combined sales	76,633
		Sales for Gregory five months ended May 28, 2010	14,161
Sales as reported	$109,436	Pro forma sales	$90,794

Sales growth	20.5%

BLACK DIAMOND, INC.
RECONCILIATION FROM GROSS PROFIT TO PRO FORMA ADJUSTED GROSS PROFIT
AND PRO FORMA ADJUSTED GROSS MARGIN
(in thousands)

THREE MONTHS ENDED

	September 30, 2011		September 30, 2010

		Gross profit as reported	$9,535
		Plus inventory fair value of purchase accounting	3,158
Gross profit as reported	$15,997	Adjusted gross profit	$12,693

		Gross margin	28.1%

Gross margin as reported	38.1%	Adjusted gross margin	37.4%

NINE MONTHS ENDED

	September 30, 2011		September 30, 2010

		Gross profit as reported	$11,343
		Gross profit Predecessor Company five months ended May 28, 2010	13,778
		Combined gross profit	25,121
		Plus inventory fair value of purchase accounting	4,321
		Combined adjusted gross profit	29,442
		Gross profit for Gregory five months ended May 28, 2010	5,798
Gross profit as reported	$42,103	Pro forma adjusted gross profit	$35,240

		Combined gross margin	32.8%

		Combined adjusted gross margin	38.4%

Gross margin as reported	38.5%	Pro forma adjusted gross margin	38.8%

BLACK DIAMOND, INC.
RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED NET INCOME
BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE
(in thousands, except per share amounts)

	THREE MONTHS ENDED

		Per Diluted		Per Diluted
	September 30, 2011	Share	September 30, 2010	Share

Net income (loss)	$1,007	$0.05	$(3,294)	$(0.15)

Amortization of intangibles	333	0.02	333	0.02
Depreciation	1,027	0.05	818	0.04
Accretion of note discount	231	0.01	198	0.01
Non-cash equity compensation	641	0.03	723	0.03
Non-cash mark-to-market adjustment of foreign currency contracts	-	-	1,551	0.07
Non-cash expense of inventory step up	-	-	3,158	0.14
Income tax provision (benefit)	530	0.02	(1,332)	(0.06)
Cash paid for income taxes	(4)	(0.00)	(1,137)	(0.05)

Net income before non-cash items	$3,765	$0.17	$1,018	$0.05

Restructuring charge	219	0.01	772	0.04
Merger and integration	-	-	88	0.00
Transaction costs	-	-	313	0.01
State cash taxes on adjustments	(11)	(0.00)	(59)	(0.00)
AMT cash taxes on adjustments	(4)	(0.00)	(22)	(0.00)

Adjusted net income before non-cash items	$3,969	$0.18	$2,110	$0.10

BLACK DIAMOND, INC.
RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED NET INCOME
BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE
(in thousands, except per share amounts)

	NINE MONTHS		NINE MONTHS	FIVE MONTHS	NINE MONTHS
	ENDED		ENDED	ENDED	ENDED
	Consolidated September 30, 2011	Per Diluted Share	September 30, 2010	Predecessor Company May 28, 2010	Combined September 30, 2010	Per Diluted Share

Net income	$1,364	$0.06	$51,644	$2,315	$53,959	$2.79

Amortization of intangibles	998	0.05	444	2	446	0.02
Depreciation	2,358	0.11	1,170	865	2,035	0.11
Accretion of note discount	755	0.03	336	17	353	0.02
Non-cash equity compensation	2,503	0.11	4,423	375	4,798	0.25
Non-cash mark-to-market adjustment of foreign currency contracts	-	-	(366)	(515)	(881)	(0.05)
Non-cash expense of inventory step up	-	-	4,321	-	4,321	0.22
Income tax provision (benefit)	681	0.03	(69,765)	966	(68,799)	(3.56)
Cash paid for income taxes	46	0.00	(1,573)	(596)	(2,169)	(0.11)

Net income (loss) before non-cash items	$8,705	$0.40	$(9,366)	$3,429	$(5,937)	$(0.31)

Restructuring charge	993	0.05	2,149	-	2,149	0.11
Merger and integration	-	-	868	-	868	0.04
Transaction costs	-	-	5,075	-	5,075	0.26
State cash taxes on adjustments	(50)	(0.00)	(405)	-	(405)	(0.02)
AMT cash taxes on adjustments	(19)	(0.00)	(154)	-	(154)	(0.01)

Adjusted net income (loss) before non-cash items	$9,629	$0.44	$(1,833)	$3,429	$1,596	$0.08

BLACK DIAMOND, INC.
RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, OTHER INCOME, DEPRECIATION,
AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA
(in thousands)

	THREE MONTHS ENDED
	September 30, 2011	September 30, 2010

Net income (loss)	$1,007	$(3,294)

Income tax provision (benefit)	530	(1,332)
Other, net	702	1,586
Interest income	(5)	(6)
Interest expense	720	644

Operating income (loss)	2,954	(2,402)

Depreciation	1,027	818
Amortization of intangibles	333	333

EBITDA	$4,314	$(1,251)

Restructuring charge	219	772
Merger and integration	-	88
Transaction costs	-	313
Non-cash expense of inventory step up	-	3,158
Non-cash equity compensation	641	723

Adjusted EBITDA	$5,174	$3,803

BLACK DIAMOND, INC.
RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, OTHER INCOME, DEPRECIATION,
AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA
(in thousands)

	NINE MONTHS	NINE MONTHS	FIVE MONTHS	NINE MONTHS
	ENDED	ENDED	ENDED	ENDED
			Predecessor
	Consolidated		Company	Combined
	September 30, 2011	September 30, 2010	May 28, 2010	September 30, 2010

Net income	$1,364	$51,644	$2,315	$53,959

Income tax provision (benefit)	681	(69,765)	966	(68,799)
Other, net	(145)	1,474	(1,803)	(329)
Interest income	(31)	(45)	(3)	(48)
Interest expense	2,157	980	165	1,145

Operating income (loss)	4,026	(15,712)	1,640	(14,072)

Depreciation	2,358	1,170	865	2,035
Amortization of intangibles	998	444	2	446

EBITDA	$7,382	$(14,098)	$2,507	$(11,591)

Restructuring charge	993	2,149	-	2,149
Merger and integration	-	868	-	868
Transaction costs	-	5,075	-	5,075
Non-cash expense of inventory step up	-	4,321	-	4,321
Non-cash equity compensation	2,503	4,423	375	4,798

Adjusted EBITDA	$10,878	$2,738	$2,882	$5,620

Company Contact:

Warren B. Kanders
Executive Chairman
Tel 1-203-428-2000
warren.kanders@bdel.com
or
Peter Metcalf
Chief Executive Officer
Tel 1-801-278-5552
peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.
Scott Liolios or Cody Slach
Tel 1-949-574-3860
BDE@liolios.com